$1,000,000.00                                             MINNEAPOLIS, MINNESOTA

Due: SEPTEMBER 1, 1998                                           AUGUST 22, 1997

         1. LOAN AMOUNT AND INTEREST RATE. FOR VALUE RECEIVED, LECTEC CORPORATION, a Minnesota corporation ("Maker") promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), its successors and assigns, at its office at 300 Prairie Center Drive, Eden Prairie, Minnesota 55344, or such other place as the holder hereof may designate in writing from time to time, the principal sum of One Million and No/100 Dollars ($1,000,000.00), or so much thereof as may be advanced from time to time pursuant to that certain Credit Agreement dated of even date herewith between the Maker and the Lender, as the same may be amended, modified, restated or replaced from time to time as agreed upon in writing by the Lender ("Credit Agreement"), in lawful money of the United States, together with interest from the date hereof on the unpaid balance hereof from time to time outstanding at one of the following rates to be selected from time to time by the Maker in accordance with and subject to the terms of the Credit Agreement: (i) a variable annual rate at all times equal to the prevailing Reference Rate of interest established and announced by the Lender as the same may change from time to time, as to all Reference Rate Advances; or (ii) the Resetting Eurodollar Rate, as defined in the Credit Agreement, as to all Daily Eurodollar Advances; or
(iii) the Eurodollar Rate (Reserve Adjusted) as defined in the Credit Agreement, plus 250 basis points, as to all Eurodollar Advances. The Lender may make loans to its customers or any other person or entity at, above or below the Reference Rate. In the event that the Lender ceases to establish and announce a Reference Rate at any time during the term of this Note, the Lender shall be entitled to designate a reasonably comparable substitute index for the calculation of the interest rate hereon so long as any amount remains outstanding hereunder. All changes in the rate of interest applicable hereto shall become effective on the same day that the change in said Reference Rate is announced.

         2. PAYMENT SCHEDULE. This Note shall be payable in the following manner:

         2.1 As to Reference Rate Advances and Daily Eurodollar Advances, accrued interest shall be due and payable on the first day of each month, beginning September 1, 1997, and at Maturity, and as to Eurodollar Advances, accrued interest shall be due and payable on the last day of each Interest Period, until all indebtedness evidenced hereby is paid in full. All outstanding principal and accrued and unpaid interest shall be due and payable on September 1, 1998.

         2.2 Each payment made under this Note shall be applied, first, to the amount then due for any expenses, costs or other expenditures incurred by the Lender in connection with this Note and payable by the Maker, and then applied to any accrued interest then due under this Note, and any balance thereafter remaining shall be applied against principal outstanding under this Note.

         2.3 Any payment due on any non-business day of the Lender shall be due upon (and interest shall accrue to) the next business day.

         3. DEFAULT INTEREST RATE. Upon the occurrence and during the continuation of an Event of Default as defined in the Credit Agreement, the interest rate shall thereafter increase and shall be payable on the whole of the unpaid principal balance, interest and other charges at a rate equal to the greater of (i) two percent (2.00%) per annum in excess of the rate of interest then in effect under the terms

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of this Note or (ii) two percent (2.00%) per annum plus the Reference Rate (as defined in the Credit Agreement) in effect from time to time. This provision shall not be deemed to excuse an Event of Default not be deemed a waiver of any other rights the Lender may have including the right to declare the entire unpaid principal and interest under this Note immediately due and payable.

         4. CREDIT AGREEMENT. This Note is the Revolving Credit Note issued pursuant to the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits provided for in the Credit Agreement, or referred to therein. Reference is made to the Credit Agreement for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which the due date of this Note may be accelerated. The provisions of the Credit Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein.

         5. DEFAULT AND ACCELERATION. If an Event of Default, as defined in the Credit Agreement or any other agreement made by any party in connection with this Note, shall occur, and/or if any portion of the indebtedness evidenced hereby is not paid when due, the Lender or other holder of this Note may, without notice, demand, presentment for payment and/or notice of nonpayment, all of which Maker hereby expressly waives, declare the indebtedness evidenced hereby and all other indebtedness and obligations of the Maker to the Lender or holder hereof immediately due and payable and the Lender or other holder hereof may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. The foregoing shall be in addition to the rights of acceleration that may be provided in any loan agreement, security agreement, mortgage and/or other writing relating to the indebtedness evidenced hereby. If this Note is placed with any attorney(s) for collection upon any default, the Maker agrees to pay to the Lender or holder, its reasonable attorneys fees and all lawful costs and expenses of collection, whether or not a suit is commenced.

         6. WAIVER. Time is of the essence. No delay or omission on the part of the Lender or other holder hereof in exercising any right or remedy hereunder shall operate as a waiver of such right or of any other right or remedy under this Note or any other document or agreement executed in connection herewith. All waivers by the Lender must be in writing to be effective and a waiver on any occasion shall not be construed as a bar to or a waiver of any similar right or remedy on a future occasion. The makers, endorsers, sureties, guarantors and all other persons liable for all or any part of the indebtedness evidenced by this Note jointly and severally waive presentment for payment, protest and notice of nonpayment. Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payment hereon, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof and such parties shall remain bound in the same capacities as prior thereto upon each such event.

         7. JURISDICTION. This Note represents a loan negotiated, executed and to be performed in the State of Minnesota and shall be construed, interpreted and governed by the law of said state. The Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Maker against the Lender in connection with this Note shall be venued in the federal or state court that has jurisdiction over matters arising in Minneapolis, Minnesota.

         8. INTEREST LIMITATION. All agreements between the Maker and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be paid to the Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Note, any document securing or executed in connection with this Note, or any other agreement between the Maker and the Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if the Lender should ever receive

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interest at a rate that would exceed the Maximum Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between the Maker and the Lender and shall also be binding upon and available to any subsequent holder of this Note.

         IN WITNESS WHEREOF, the Maker has executed and delivered this Note to the Lender as of the day and year first above written.

                                        LECTEC CORPORATION,
                                        A MINNESOTA CORPORATION


                                        By   /s/Deborah L. Moore
                                            ------------------------------------
                                        Its  Chief Financial Officer
                                            ------------------------------------